                                                                    EXHIBIT 99.1

(STURM, RUGER LOGO)      STURM, RUGER & Company, Inc.
                         Southport, Connecticut 06890 U.S.A.
                         ALL RUGER FIREARMS ARE DESIGNED AND MANUFACTURED IN OUR
                         OWN FACTORIES IN THE UNITED STATES OF AMERICA


                                                           FOR IMMEDIATE RELEASE
For further information contact:
William B. Ruger, Jr.     603-863-3300
Stephen L. Sanetti        203-259-7843
Thomas A. Dineen          203-259-7843

                      STURM, RUGER & COMPANY, INC. REPORTS

                             SECOND QUARTER EARNINGS


        SOUTHPORT, CONNECTICUT, July 18, 2003--Sturm, Ruger & Company, Inc. (NYSE-RGR), today reported second quarter net sales of $31.8 million compared to $39.8 million in the second quarter of 2002. Net income for the quarter ended June 30, 2003 totaled $1.0 million or $0.04 per share versus $2.9 million or $0.11 per share in the comparable quarter of 2002.

        For the six months ended June 30, 2003, net sales were $72.9 million and net income was $5.6 million or $0.21 per share. For the corresponding period in 2002, net sales were $88.2 million and net income was $7.4 million or $0.28 per share.

        Chairman William B. Ruger, Jr. commented on the firearms results, "Current economic and firearms market conditions and the delayed introduction of certain of our new firearms models resulted in a 17% decrease in unit shipments for the quarter. We believe that shipments of several new firearms product offerings in the latter half of 2003, including the eagerly-anticipated Ruger Gold Label Side-by-Side Shotgun, the Ruger New Model Single-Six revolver in the extremely popular new .17 HMR caliber, and the Ruger stainless steel New Bearcat, will help reinvigorate the Ruger product line."


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        Mr. Ruger expounded on the just-announced special edition Ruger Mark II pistol which salutes the Company's late founder, William B. Ruger, "Demand is tremendous for the MK-4NRA, a very special and unique .22 caliber pistol commemorating the William B. Ruger Endowment of the NRA Foundation. For each such special pistol sold, the Company and Davidson's, one of the nation's largest firearms distributors, will collectively contribute $25 to the NRA Foundation's William B. Ruger Endowment to help fund firearms safety and education programs, wildlife habitat conservation studies, and other worthwhile programs to help secure the legacy of our shooting traditions. Shipments of the MK-4NRA commenced in July and have met with great enthusiasm. They are expected to continue at least for the remainder of the year."

        Mr. Ruger remarked on the investment castings business, "The continuing cost reduction efforts of management yielded improved results from this segment, despite a sales decrease of 27% from the prior year. We remain committed in our pursuit of new castings business opportunities and believe that these efforts can benefit the Company for years to come."

        The Company added to its string of legal victories during the second quarter. On May 1, the city of Cincinnati voluntarily withdrew its municipal lawsuit against the Company and many other members of the firearms industry. On May 15, a jury in Brooklyn rejected claims brought by the NAACP that numerous firearms manufacturers and distributors, including the Company, had created a public nuisance through their marketing and distribution practices. On June 25, the Appellate Division of the New York State Supreme Court affirmed the complete dismissal of all claims made by New York State Attorney General Elliott Spitzer against the Company and other members of the firearms industry.

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        President and General Counsel Stephen Sanetti commented on these events,
"These common sense decisions and legally correct findings echo what has been held by court after court around the nation. Due process demands that such lawsuits as remain against the industry and the Company should also be dismissed or withdrawn, and the public officials responsible for them should immediately stop wasting taxpayer money in their pursuit of political gains."

        Mr. Sanetti expressed his satisfaction with the continuing decline of accidental firearms fatalities as reported by the National Safety Council, "We are gratified that, due in large part to the many safety programs we and others in the industry have voluntarily undertaken, firearm accidents are at unprecedented low levels and now comprise less that 1% of all accidental fatalities annually. Accidental injury claims involving the Company's products have declined at an even greater rate, and only four such open lawsuits exist."

        On May 6, 2003, the Board of Directors named Mr. Sanetti President and Chief Operating Officer. Mr. Ruger spoke highly of Mr. Sanetti's accomplishments and future promise, "Steve has made enormous contributions to the Company and the firearms industry during his 23 years of service at Sturm Ruger. In addition to his vast experience with industry organizations such as the Sporting Arms and Ammunition Manufacturers Institute, the National Shooting Sports Foundation, and the Hunting and Shooting Sports Heritage Foundation, Steve is a lifelong firearms enthusiast, target shooter and gun collector, which makes him perfectly suited to lead the Company well into this century."

        Sturm, Ruger was founded in 1949. Since 1950 it has never failed to show an annual profit and has never required financing from outside sources. The Company's business segments are engaged in the manufacture of the world famous RUGER(R) brand of sporting and law enforcement


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firearms and titanium and steel investment castings for a wide variety of customers and end uses. Plants are located in Newport, New Hampshire and Prescott, Arizona. Corporate headquarters is located in Southport, Connecticut.

       The Company may, from time to time, make forward-looking statements and projections concerning future expectations. Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company including lawsuits filed by mayors, attorneys general and other governmental entities and membership organizations, and the impact of future firearms control and environmental legislation, any one or more of which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

Attachments (2 pages)




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                          STURM, RUGER & COMPANY, INC.
             Condensed Consolidated Statements of Income (unaudited)
                    (in thousands, except per share amounts)

                                          Three Months Ended                          Six Months Ended
                                               June 30,                                   June 30,
                                   2003       %        2002        %         2003        %        2002        %
                                 -------     ----    -------     ----       -------     ----     -------     ----
Firearms sales                   $27,156     85.4    $33,427     84.0       $63,639     87.3     $76,156     86.3
Castings sales                     4,645     14.6      6,357     16.0         9,294     12.7      12,068     13.7
                                 -------     ----    -------     ----       -------     ----     -------     ----
    Net sales                     31,801    100.0     39,784    100.0        72,933    100.0      88,224    100.0
Cost of products sold             25,294     79.5     29,839     75.0        53,989     74.0      65,999     74.8
                                 -------     ----    -------     ----       -------     ----     -------     ----
    Gross profit                   6,507     20.5      9,945     25.0        18,944     26.0      22,225     25.2

Expenses:

    Selling                        3,313     10.4      3,883      9.7         7,210      9.9       7,415      8.4
    General and administrative     1,692      5.4      1,503      3.8         3,067      4.2       3,216      3.7
                                 -------     ----    -------     ----       -------     ----     -------     ----
                                   5,005     15.8      5,386     13.5        10,277     14.1      10,631     12.1
                                 -------     ----    -------     ----       -------     ----     -------     ----
           Operating income        1,502      4.7      4,559     11.5         8,667     11.9      11,594     13.1

Other income-net                     226      0.7        403      1.0           618      0.8         822      0.9
                                 -------     ----    -------     ----       -------     ----     -------     ----
    Income before income taxes     1,728      5.4      4,962     12.5         9,285     12.7      12,416     14.0

Income taxes                         693      2.1      2,057      5.2         3,723      5.1       4,979      5.6
                                 -------     ----    -------     ----       -------     ----     -------     ----

    Net Income                    $1,035      3.3     $2,905      7.3        $5,562      7.6      $7,437      8.4
                                  ======      ===     ======      ===        ======      ===      ======      ===

Earnings per share

    Basic                          $0.04               $0.11                  $0.21                $0.28
    Diluted                        $0.04               $0.11                  $0.21                $0.27

Cash dividends per share           $0.20               $0.20                  $0.40                $0.40

Average shares outstanding

    Basic                         26,911              26,911                 26,911               26,911
    Diluted                       26,911              27,106                 26,911               27,056



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                          STURM, RUGER & COMPANY, INC.
                Condensed Consolidated Balance Sheet (unaudited)
                                 (in thousands)

                                              June 30,
                                                2003
                                             --------
Assets

Cash and cash equivalents                      $2,726
Short-term investments                         45,430
Trade receivables, net                         13,305
Inventories                                    55,589
Deferred income taxes                           7,436
Prepaid expenses and other assets               2,849
                                             --------
    Total current assets                      127,335

Property, plant and equipment                 156,098
    Less depreciation                        (127,507)
                                             --------
                                               28,591

Deferred income taxes                           8,837
Other assets                                   14,266
                                             --------
Total                                        $179,029
                                             ========

Liabilities and Stockholders' Equity

Trade accounts payable and
    accrued expenses                           $5,486
Product liability                               4,000
Employee compensation                           7,797
Workers' compensation                           4,805
Income taxes                                      810
                                             --------
    Total current liabilities                  22,898

Accrued pension liability                       5,765
Deferred income taxes                           7,857
Product liability accrual                       4,346

Stockholders' equity                          138,163
                                             --------
Total                                        $179,029
                                             ========





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